EXHIBIT 4.2

                                 ZIM CORPORATION
                        SUBSCRIPTION AGREEMENT FOR UNITS


TO:               ZIM Corporation (the "CORPORATION")
                  20 Colonnade Road, Suite 200
                  Ottawa, Ontario
                  Canada K2E 7M6
                  Fax: 613-727-9868

                  Aggregate Amount: US$2,250,000

                  Number of Units: 3,000,000

1. SUBSCRIPTION. The undersigned Purchaser (the "PURCHASER") hereby irrevocably subscribes for and offers to purchase from the Corporation the number of units (the "UNITS") of the Corporation set forth on the signature page hereto, comprising of (a) one (1) common share in the capital of the Corporation ("COMMON SHARE") and (b) one (1) non-transferable warrant ("WARRANT") to purchase one (1) Common Share at any time on or before six (6) months after the Closing Date (as defined below) at a price equal to US$0.75 (the "EXERCISE PRICE"). Such Warrant shall be in a form substantially similar to the terms attached hereto as SCHEDULE "A". The Common Shares issuable upon the due exercise of such Warrants pursuant to their terms are sometimes referred to herein as the "UNDERLYING SECURITIES".

2. OFFERING. The Purchaser understands that the Unit forms part of a larger offering and sale of up to US$2,250,000 of Units (the "OFFERING"). There is no minimum aggregate Offering size.

3. REPRESENTATIONS AND WARRANTIES OF CORPORATION. In the event that the Corporation accepts the Purchaser's subscription of Units hereunder, the Corporation hereby represents and warrants to the Purchaser that:

     3.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Canada and has full corporate power and authority to own, lease and operate its property and assets, and to conduct its business as now conducted. The Corporation has registered its Common Shares pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Shares are traded on the OTC-BB Market.

     3.2 Capitalization. The authorized, issued and outstanding capital stock of the Corporation is as set forth in the Corporation's SEC Documents (as defined below). There are no preemptive rights of any stockholder of the Corporation, as such, to acquire the Corporation's Common Shares.

     3.3 Authorization; Enforceability. The Corporation has all corporate right, power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Corporation, its directors and shareholders necessary for the (i) authorization execution, delivery and performance of this Subscription Agreement by the Corporation; and (ii) authorization, sale, issuance and delivery of the Unit contemplated hereby and the performance of the Corporation's obligations hereunder has been taken. This Subscription Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Units, when issued and fully paid for in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable. The Corporation shall, at all times when any Units remain outstanding, have authorized and reserved for issuance a sufficient number of Common Shares to provide for the due exercise of the Warrants comprising such Unit pursuant to their terms. Upon any due exercise of the Warrants in accordance with their respective terms, the Underlying Securities will be validly issued, fully paid and non-assessable.

     3.4 No Conflict; Governmental Consents.

     (a) The execution and delivery by the Corporation of this Subscription Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Corporation is bound, or of any provision of the articles of amalgamation, as amended, of the Corporation, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Corporation is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Corporation.

     3.5 (b) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Corporation in connection with the authorization, execution and delivery of this Subscription Agreement or with the authorization, issue and sale of the Units or the Underlying Securities, except such filings as may be required to be made with any applicable securities regulatory authority, all of which filings have been or will be timely made. Litigation. The Corporation knows of no pending or threatened legal or governmental proceedings against the Corporation which could materially affect the business, property, financial condition or operations of the Corporation or which questions the validity of this Subscription Agreement



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

or any agreements related to the transactions contemplated hereby or the right of the Corporation to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could affect the business, property, financial condition or operations of the Corporation. There is no action, suit, proceeding or investigation by the Corporation currently pending in any court or before any arbitrator or that the Corporation intends to initiate.

     3.6 SEC Documents, Financial Statements. The Common Stock of the Corporation is registered pursuant to Section 12(g) of the Exchange Act and the Corporation has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Corporation with the SEC under the Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Corporation, through its agent, has delivered (or made available) to the Purchaser true and complete copies of the SEC Documents (except for exhibits and incorporated documents). The Corporation has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Corporation but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

     As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act") or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Corporation included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Corporation as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.7 Absence of Certain Changes. Since November 30, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Corporation.

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

     3.8 Full Disclosure. There is no fact known to the Corporation (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 3.6, that has not been disclosed in writing to the Purchaser that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Corporation or (ii) would reasonably be expected to materially and adversely affect the ability of the Corporation to perform its obligations pursuant to this Agreement.

4. STANDSTILL. The Purchaser covenants and agrees that it will not purchase, sell, short, or engage in any securities transactions relating to the Common Shares whatsoever (or advise any others to do so) from the date hereof until the Closing Time (as defined below).

5. ACCEPTANCE OF SUBSCRIPTION. The Purchaser understands and agrees that the Corporation reserves the right, in its absolute discretion, to reject the Purchaser's subscription for the Unit, at any time prior to the Closing Time (as hereinafter defined) notwithstanding prior receipt by the Purchaser of notice of acceptance of the Purchaser's subscription.

6. PAYMENT OF GROSS PROCEEDS. The gross proceeds of the issue will be paid to the Corporation on or before the Closing Date (as hereinafter defined).

7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. By executing this Subscription Agreement, the Purchaser acknowledges and agrees that the sale and delivery of the Units to it or (if applicable) to any purchaser on whose behalf it is contracting hereunder is conditional upon the sale being exempt from the prospectus filing requirements of any applicable laws relating to the sale of the Units or upon the issuance of such rulings, orders, consents or approvals as may be required to permit the sale without the requirement of filing a prospectus. The Purchaser on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, further represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

         7.1 the Units (and the Underlying Securities) will be subject to resale restrictions under applicable laws, and the Purchaser, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, agrees to comply with all applicable laws concerning any resale of the Units or the Underlying Securities;

         7.2 the Purchaser, and (if applicable) the others for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to applicable resale restrictions and that it (or others for whom it is contracting hereunder) are solely responsible and the Corporation is not in any way responsible for compliance with applicable resale restrictions



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

respecting the resale of the Units or the Underlying Securities. All subsequent offers and sales of the Common Shares by Purchaser shall be made pursuant to registration of the Common Shares under the Act or pursuant to an exemption from registration;

     7.3 it and any beneficial purchaser for whom it is acting have been independently advised as to or is aware of the restrictions with respect to trading in the Units (including the Underlying Securities) by securities legislation in the jurisdiction in which it or such beneficial purchaser resides and confirms that no representation has been made respecting the restrictions with respect to trading in the Units (including the Underlying Securities) and is aware of the risks and other characteristics of the Units and of the fact that the Units (including the Underlying Securities) may not be sold except in accordance with applicable laws and regulatory policy;

     7.4 it and any beneficial purchaser for whom it is acting have been furnished with all materials relating to the business, finances and operations of the Corporation and materials relating to the offer and sale of the Units which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Corporation and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has also had the opportunity to obtain and to review the Corporation's (1) Quarterly Reports on Form 10-QSB for the two fiscal quarters ended August 31, 2003 and November 30, 2003 and (2) Current Report on Form 8-K, as amended and filed on August 13, 2003, containing the Corporation's financial statements for the fiscal year ended May 31, 2003.;

     7.5 it and any beneficial purchaser for whom it is acting are resident in the jurisdiction set forth above the heading "Purchaser's Address" opposite its signature on the last pages to this Subscription Agreement;

     7.6 it and any beneficial purchaser for whom it is acting have relied solely upon the publicly available information relating to the Corporation and not upon any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation, other than the representations and warranties of the Corporation contained herein;

     7.7 it is purchasing the Units as principal for its own account and not for the benefit of any other person (within the meaning of applicable laws), and not with a view to the resale or distribution of all or any portion of the Units, or if it is not purchasing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Units for whom it may be acting and:

     (a) if it is resident in the Province of British Columbia, it is an "accredited investor" as such term is defined in Multilateral Instrument 45-103


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

of the British Columbia and Alberta Securities Commissions, is purchasing as principal and has properly completed and executed the British Columbia / Alberta Accredited Investor Certificate attached as Schedule "B" to this Subscription Agreement; or

     (b) if it is resident in the Province of Alberta, it is an "accredited investor" as such term is defined in Multilateral Instrument 45-103 of the British Columbia and Alberta Securities Commissions, is purchasing as principal and has properly completed and executed the British Columbia / Alberta Accredited Investor Certificate attached as Schedule "B" to this Subscription Agreement; or

     (c) if it is resident in the Province of Saskatchewan,

                  (i) it is an individual or a corporation, the Purchaser is purchasing a Unit for an aggregate acquisition cost to the Purchaser of not less than Cdn$150,000, is purchasing as principal and has status as an exempt purchaser in the Province of Saskatchewan; or

                  (ii) it is purchasing as principal and has status as an exempt purchaser in the Province of Saskatchewan; or

                  (iii) it is purchasing as principal and is a syndicate, partnership or other unincorporated organization, each member of which syndicate, partnership or other unincorporated organization is an individual who has contributed for the purchase of the Unit an amount not less than Cdn$150,000; or

                  (iv) it is not purchasing as principal and is a trust corporation licensed pursuant to the Trust and Loan Corporations Act (Saskatchewan) or a portfolio manager or person who or Corporation that, but for the applicability of an exemption pursuant to The Securities Act, 1988 (Saskatchewan), would be obliged to be registered as a portfolio manager, and it is purchasing the Unit as trustee or as agent for accounts fully managed by it and the acquisition cost for each account is not leas than Cdn$150,000; or

                  (v) it is a portfolio manager who manages the investment portfolios of clients through discretionary authority granted by one or more clients and is registered as a portfolio manager under The Securities Act, 1988 (Saskatchewan) or is a person or Corporation that is not required to be registered or is exempt from registration;

     (d) if it is a resident in the Province of Manitoba,

                  (i) it is an individual or a corporation, it is purchasing a Unit with an aggregate acquisition cost to the Purchaser of not less than Cdn$97,000 and it is purchasing the Units for bona fide investment purposes and not with a view to resale; or



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

                  (ii) it is a corporation, partnership or unincorporated association, organization or syndicated, it was not incorporated or created solely to permit the purchase of the Units without the need for the filing of a prospectus or if a corporation incorporated or created for such a purchase, each shareholder of such corporation is an individual who has contributed at least Cdn$97,000 to such corporation for the purpose of investment by such corporation in such Units and the Purchaser is purchasing the Units for bona fide investment purposes and not with a view to resale; or

                  (iii) it is purchasing as principal and has status as an exempt purchaser in the Province of Manitoba; or

                  (iv) if it is not purchasing as principal, it is a trust Corporation registered under Part XVI of The Corporations Act (Manitoba) and is purchasing the Unit as trustee for accounts fully managed by it;

     (e) if it is resident in the Province of Ontario, it is an "accredited investor" as such term is defined in Ontario Securities Commission Rule 45-501, is purchasing as principal and has properly completed and executed the Ontario Accredited Investor Certificate attached as Schedule "C" to this Subscription Agreement. Furthermore, the Purchaser acknowledges that the Units (and the Underlying Securities) are subject to restrictions on resale to purchasers resident in the Province of Ontario and hereby covenants to the Corporation it will not resell the Units (or the Underlying Securities) to any Ontario resident for a period of at least 90 days after the Closing Date;

     (f) if it is a resident in the Province of Quebec, it is a "sophisticated purchaser" within the meaning of Section 44 of the Securities Act (Quebec), or is a "sophisticated purchaser" within the meaning of Section 45 of the Securities Act (Quebec) purchasing for the portfolio of a person managed solely by it, or is purchasing from a Quebec registered dealer with an unrestricted practice, Units with an aggregate acquisition cost to the Purchaser of at least Cdn$150,000;

     (g) if it is resident in the Province of Prince Edward Island or the Province of New Brunswick, it is purchasing as principal a Unit with an aggregate acquisition cost to the Purchaser of not less than Cdn$97,000; or

     (h) if it is resident in the United States, it is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, and (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Corporation or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents,



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

     7.8 it acknowledges that the Units and each of the Underlying Securities will be subject to resale restrictions imposed under applicable laws and rules of regulatory bodies having jurisdiction and it covenants that it will not resell the Unit or any of the Underlying Securities except in accordance with the provisions of applicable laws;

     7.9 if required by applicable laws, policy or order or by the Corporation, it will execute, deliver and file, or assist the Corporation in filing, or provide to the Corporation such reports, undertakings and other documents with respect to the issue of the Units or any of the Underlying Securities as may be required by any securities commission, or other regulatory authority;

     7.10 if an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto and if a corporation, it has been duly incorporated and validly exists under the laws of its jurisdiction of incorporation, all necessary approvals by its directors and shareholders have been obtained for the execution and delivery of this Subscription Agreement and the individual signing this Subscription Agreement is duly authorized to do so;

     7.11 upon acceptance by the Corporation, this Subscription Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchasers of securities by the Purchaser;

     7.12 it is responsible for obtaining such legal advice as it considers necessary in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder and, if it is not resident in Canada, it represents and warrants that such execution, delivery and performance shall not contravene any applicable laws of the jurisdiction in which it is resident;

     7.13 in the case of a purchase by it of the Units as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Purchaser;

     7.14 in the case of a purchase by it of the Units acting as a trustee or agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such purchase on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal;

     7.15 it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment;


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

     7.16 if required by any applicable laws, it will execute, deliver, file and otherwise assist the Corporation in filing within the applicable limitations of time, such reports, undertakings and other documents with respect to the issue of the Units as may be required.

     The Purchaser agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time, as hereinafter defined, and will survive the completion of the issuance of the Units.

     The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of the Units and the Purchaser hereby agrees to indemnify the Corporation, its officers, employees, directors and agents, against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon. The Purchaser further agrees that by accepting the Units on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Time. Furthermore, the Purchaser undertakes to notify the Corporation immediately at the addresses first set forth above of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

8.   CLOSING.

     8.1 The sale of the Units will be completed at the offices of LaBarge Weinstein LLP, counsel to the Corporation, at 10:00 a.m. (Ottawa time) (the "CLOSING TIME") on January 30, 2004 (the "CLOSING DATE") or such other date and time as the Corporation and the Purchaser may agree. If this subscription is accepted by the Corporation, the Corporation will deliver to the Purchaser definitive certificates representing each of the Common Shares and the Warrants comprising the Units purchased hereby and such other documentation as may be required, within five days following the registration of the Common Shares. If this subscription is not accepted by the Corporation within three days following the scheduled Closing Date, any cheques, bank drafts or wire transfers delivered by the Purchaser to the Corporation representing the purchase price for the Unit will be promptly returned to the Purchaser without interest. The Purchaser acknowledges that the Offering may be completed in one or more closings with the final such closing to take place not later than March 31, 2004.

     8.2 The Purchaser agrees to deliver to the Corporation, at 20 Colonnade Road, Suite 200 Ottawa, Ontario Canada K2E 7M6, Fax: 613-727-9868, Attention:
Chief Financial Officer, not later than 12:00 p.m. (Ottawa time) on January 28,



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

2004: (i) this duly completed and executed Subscription Agreement, (ii) a duly completed and executed accredited investor certificate in Schedule "B" or "C" as applicable; (iii) any other documents reasonably required by the Corporation; and (iv) a certified cheque, bank draft or wire transfer payable to the Corporation for the Purchase Price and payable on or before the Closing Date, (or such other date as the Corporation may advise) in same day freely transferable funds, or make payment of the same amount in such other manner as is acceptable to the Corporation.



9.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Purchaser acknowledges that (1) the Units have not been registered under the provisions of the Act and that neither the Units nor the Underlying Securities may be transferred, in whole or in part, unless (A) subsequently registered thereunder, as provided for herein, or (B) the Purchaser shall have delivered to the Corporation an opinion of counsel, reasonably satisfactory in form, scope and substance to the Corporation, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Common Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Act, may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder.

     b. Restrictive Legend. The Purchaser acknowledges and agrees that until such time as the Common Shares have been registered under the Act as contemplated hereby and sold in accordance with an effective registration statement ("Registration Statement"), the Common Shares included in the Units and Underlying Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Common Shares):



         THESE SHARES (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


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


     c. Reporting Status. So long as the Purchaser beneficially owns any of the Units, the Corporation shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Corporation shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

10. COVENANT TO REGISTER.

     a. For purposes of this Section, the following definitions shall apply:

                  (i) The terms "register," "registered," and "registration" refer to a registration under the Act, effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  (ii) The term "Registrable Securities" means the Common Shares included in the Units and the Underlying Securities, and any securities of the Corporation or securities of any successor corporation issued as or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

                  (iii) The term "holder of Registrable Securities" means Purchaser and any permitted assignee of registration rights pursuant to Section 10(g).

     b. (i) The Corporation shall use its best efforts to prepare and file a registration statement with the SEC on Form SB-2 within thirty (30) days of the date hereof and cause such registration statement to become effective as soon as possible, but no later than one hundred and fifty (150) days from the date of this Agreement.


                  (ii) The Corporation may suspend the effectiveness of any registration effected pursuant to this Subsection (b) in the event and for such period of time as, such a suspension is required by the rules and regulations of the SEC. The Corporation will use its best efforts to cause such suspension to terminate at the earliest possible date.

     c. Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

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

                  (i) Prepare and file with the SEC a registration statement or amendment thereto with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 10(b)(i) hereof, and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement; provided, however, that in no event shall the Corporation be required to keep the Registration statement effective for a period greater than three (3) years from the Closing Date;

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration statement and any amendments or supplements;

                  (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Act, copies of the registration statement any amendment or supplement to any thereof and any documents incorporated by reference therein, and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities;

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities;

                  (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

     d. Upon request of the Corporation, each holder of Registrable Securities will furnish to the Corporation in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Corporation held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities.




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

     e. (i) To the fullest extent permitted by law, the Corporation shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Corporation shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement.

                  (ii) In the event of any registration under the Act of Registrable Securities, each holder of such Registrable Securities hereby severally agrees to indemnity, defend and hold harmless the Corporation, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof, and such Liability may in no event exceed the value of the Registrable Securities so registered.

                  (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this Section and shall only relieve it from any Liability which it may have to the indemnified party under this Section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this Section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to them which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     f. (i) With respect to the inclusion of Registrable Securities in a registration statement, all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Corporation; provided, however, that any security holders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

                  (ii) The fees, costs and expenses of registration to be borne by the Corporation as provided in this Subsection (f) shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Corporation shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes, provided that the fees and disbursements of counsel and accountants for the selling security holders shall be borne by the respective selling security holders.

     g. The rights to cause the Corporation to register all or any portion of Registrable Securities pursuant to this Section 10 may be assigned by Purchaser to a proper transferee or assignee as described herein. Within a reasonable time after such transfer, the Purchaser shall notify the Corporation of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if, (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Corporation within a reasonable time after such transfer or assignment (subject to the purchase price of the shares being kept confidential by the Purchaser and such transferee or assignee, (ii) the Corporation is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, (B) the Registrable Securities with respect to which such registration rights are being assigned, (iii) following such transfer or assignment, the further disposition of the Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time that the Corporation receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Corporation to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the purchase agreement covering the transaction and (vi) such transferee shall be an "accredited investor", as that term is defined in Rule 501 of Regulation D, promulgated under the Act.



11. FACSIMILE COPIES. The Corporation shall be entitled to rely on delivery of a facsimile copy of this executed Subscription Agreement, and acceptance by the Corporation of such facsimile shall be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

12. COSTS AND FEES. The Purchaser hereby acknowledges and agrees that it shall bear all costs and expenses incurred by it (including any fees and disbursements of any special counsel retained by it) relating to the sale of the Unit to the Purchaser.

13. CURRENCY. All dollar amounts set out herein are stated in United States currency, unless otherwise indicated.

14. LAWS. The contract arising out of this Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Purchaser and any beneficial purchaser for whom it is acting hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement. Time shall be of the essence hereof. This Subscription Agreement, together with the agreements referred to herein, contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations covenants or other agreements relating to the subject matter hereof except as herein or therein set out.

15. SURVIVAL. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

16. ASSIGNMENT. The obligations under this Subscription Agreement are not transferable or assignable by the parties hereto. The benefits under this Subscription Agreement are transferable and assignable by the parties hereto, subject to applicable law.

17. PURCHASE PRICE. The Purchaser hereby offers to purchase the Units, and irrevocably instructs you with respect to registration and delivery of the Units as set forth below.



--------------------------------------------------                 --------------------------------------------------
Full Name of Purchaser                                             Purchaser's Address
          _________________________Number of Units
          Subscribed For
                                                                   --------------------------------------------------


--------------------------------------------------                 --------------------------------------------------
Contact Name                                                       Telephone Number

DETAILS OF BENEFICIAL PURCHASER
IF NOT SAME AS PURCHASER (ATTACH A SEPARATE PAGE IF NECESSARY)


------------------------------------------------------        ------------------------------------------------------
Full Name - Please print                                      Address

REGISTRATION INSTRUCTIONS:                                    DELIVERY INSTRUCTIONS:


------------------------------------------------------        ------------------------------------------------------
Full Name                                                     Instructions


------------------------------------------------------        ------------------------------------------------------
Account Reference, if applicable                              Account Reference, if applicable


------------------------------------------------------        ------------------------------------------------------
Address                                                       Contact Name


------------------------------------------------------        ------------------------------------------------------
                                                              Telephone Number


         DATED at _____________________ this ____ day of ____________, 2004.


                                                ----------------------------------------------------------------------
                                                Full Name of Purchaser (please print)


                                                ----------------------------------------------------------------------
                                                Authorized Signature


                                                ----------------------------------------------------------------------
                                                Official Capacity if Purchaser is not an individual (please print)


                                                ----------------------------------------------------------------------
                                                Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.




          THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

     18. ZIM Corporation hereby confirms and agrees to the above Subscription Agreement as of the ____ day of January, 2004.


                                 ZIM CORPORATION

                                 Per:
                                     -----------------------------------------

                                  SCHEDULE "A"

The Warrant and the securities issuable upon exercise of this Warrant (the "Securities") have not been registered under the United States Securities Act of 1933, as amended (the "US Securities Act") or under any state securities or Blue Sky laws ("Blue Sky Laws"). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except (a) pursuant to an effective registration statement under the US Securities Act and any applicable Blue Sky Laws or (b) if the Corporation has been furnished with both an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Corporation, to the effect that no registration is required because of the availability of an exemption from registration under the US Securities Act and applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such registration or exemption.


                WARRANT TO PURCHASE COMMON SHARES IN THE CAPITAL

                               OF ZIM CORPORATION

WARRANT NO. ___                                                 Ottawa, Ontario

                                                                    [   ], 2004

         This certifies that, for value received, _____________________________ (the "Holder") is entitled to purchase from ZIM Corporation (the "Corporation"), up to ___________________________________ (______) fully paid and non-assessable common shares (the "Common Shares") in the capital of the Corporation at an exercise price of US$0.75 per Common Share (the "Exercise Price"), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time on or before July 30, 2004 (the "Expiry Date") after which Exercise Date all rights under this Warrant shall terminate and be of no further force or effect.

         This Warrant is subject to the following provisions, terms and conditions:

         1.Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Common Share), at any time prior to the Expiry Date, by the surrender of this Warrant (properly endorsed, if required, at the Corporation's principal office in Ottawa, Ontario, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation at any time within the period above named), and upon payment to it by certified check, bank draft, wire transfer or cash of the purchase price for such Common Shares. The Corporation agrees that the Common Shares so purchased shall have been and are hereby deemed to be issued to the Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Common Shares as aforesaid (the "Exercise Date"). Certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Corporation may require that any such new Warrant or any certificate for Common Shares purchased upon the exercise hereof bear legends substantially similar to those contained on the face of this Warrant.

         2. No Transfer. This Warrant is non-transferable.

         3. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Common Shares so purchased, will be duly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved, free of preemptive or other rights, for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

         4. Adjustment of Exercise Price and Number of Common Shares. The Exercise Price and number of Common Shares which may be purchased pursuant to the rights represented by this Warrant are subject to the following adjustments:

                  (a) Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of shares of the Corporation payable in Common Shares or securities convertible into or exercisable for Common Shares ("Common Share Equivalents") shall be paid by the Corporation, (ii) the Corporation shall subdivide its then outstanding Common Shares into a greater number of shares, or (iii) the Corporation shall combine its outstanding Common Shares, by reclassification or otherwise, then, in each such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing
(a) the number of Common Shares outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of

Common Shares outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price then in effect, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than 1% of the Exercise Price then in effect.

                  (b) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (c) Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Common Shares purchasable upon the exercise of the Warrant, then, and in each such case, the Corporation shall, as soon as practicable (and in any event within seven days) after the occurrence of any event which requires an adjustment pursuant to this
Section 4, give written notice thereof to each Holder as shown on the books of the Corporation, which notice shall state the adjusted Exercise Price and the increased or decreased number of Common Shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (d) Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be (i) any capital reorganization of the Corporation (other than the issuance of any Common Shares in subdivision of outstanding Common Shares by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), (ii) any consolidation or merger of the Corporation with another corporation, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Shares shall be entitled to receive cash, shares, securities, or assets with respect to or in exchange for Common Shares, or (iii) any dividend or any other distribution upon any class of shares of the Corporation payable in shares of the Corporation of a different class, other securities of the Corporation, or other property of the Corporation (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares or other securities or property of the Corporation, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, if this

Warrant had been exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution. In any such case, appropriate adjustments (as determined by the Board) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Common Shares issuable upon the exercise of the Warrant) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Corporation shall not effect any such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

         5. No Rights as Shareholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Corporation.

         6. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         7. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

         8. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telecopied and confirmed to the Holder at his or her address set forth on the records of the Corporation; or if sent to the Corporation shall be mailed, delivered, or telecopied and confirmed to the head office of the Corporation, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

         9. Restrictions on Transfer. Neither this Warrant nor the Common Shares issuable on exercise of this Warrant have been registered under the U.S. Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the Common Shares purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Shares purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, neither this Warrant nor any of the rights accruing hereunder may be sold, transferred, pledged or hypothecated. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions

         10. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         IN WITNESS WHEREOF, ZIM Corporation has caused this Warrant to be signed by its duly authorized officer in the date set forth above.


                                                     ZIM CORPORATION





                    By: _____________________________________

                   Its: _____________________________________

                                SUBSCRIPTION FORM

         To be signed only upon exercise of Warrant.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ common shares in the capital of ZIM Corporation (the "Shares") to which such Warrant relates and herewith makes payment of US$_____________ therefore in cash, certified check, bank draft or wire transfer and requests that a certificate evidencing the Shares be delivered to, ____________________________, the address for whom is set forth below the signature of the undersigned:

Dated: ____________________






                                            -----------------------------------
                                            (Signature)






                                            -----------------------------------


                                            -----------------------------------
                                            (Address)

                                  SCHEDULE "B"


           BRITISH COLUMBIA / ALBERTA ACCREDITED INVESTOR CERTIFICATE

TO:               ZIM CORPORATION (THE "CORPORATION")

         In connection with the proposed purchase of securities of the Corporation, the undersigned (the "Purchaser") hereby represents and warrants to the Corporation as follows:

1. This British Columbia / Alberta Accredited Investor Certificate is Schedule B to the Subscription Agreement among the Purchaser and the Corporation dated as of the date hereof.

                                         --                       --                         --
2.    The Purchaser is:  an individual: |  |   OR a corporation: |  |    OR a partnership:  |  |
                                         --                       --                         --

      (please check one) OR
                                         --                                --
                         OR a trust:    |  |   OR none of the foregoing:  |  |
                                         --                                --

3.   If the Purchaser is an individual, (please check all that apply):

(a) the Purchaser is a person registered under the securities legislation of any jurisdiction of Canada as an "adviser" or "dealer", other than a limited market dealer registered under the Securities Act (Ontario) (check here) __________; OR

(b) the Purchaser is a person registered or formerly registered under the securities legislation of any jurisdiction of Canada as a representative of a person or Corporation referred to paragraph 3(b) or 4(e) (check here) __________; OR

(c) the Purchaser beneficially owns, either individually or jointly with a spouse, directly or indirectly, financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, in excess of CDN$1,000,000 (check here) __________; OR

(d) the Purchaser had net income before taxes in each of the two most recent years in excess of CDN$200,000 and has a reasonable expectation of exceeding the same net income level in the current year (check here) __________; OR

(e) the Purchaser, together with the Purchaser's spouse, had net income before taxes in each of the two most recent years in excess of CDN$300,000 and has a reasonable expectation of exceeding the same net income level in the current year (check here) __________; OR

(f)  the Purchaser is none of the above (check here) __________.

4.   If the Purchaser is not an individual, (please check all that apply):

(a) the Purchaser is a Canadian financial institute or an authorized foreign bank listed in Schedule III of the Bank Act (Canada) (check here) __________; OR

(b) the Purchaser is the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada) (check here) __________; OR

(c) the Purchaser is an association under the Cooperative Credit Associations Act (Canada) located in Canada (check here) __________; OR

(d) the Purchaser is a subsidiary of a person or Corporation referred to in paragraphs 4(a) to (c), if the person or Corporation owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary (check here) __________; OR

(e) the Purchaser is a person or Corporation registered under the securities legislation of any jurisdiction of Canada as an "adviser" or "dealer", other than a limited market dealer registered under the Securities Act (Ontario) (check here) __________; OR

(f) the Purchaser is the government of Canada or a province or any crown corporation or agency of the government of Canada or a province (check here) __________; OR

(g) the Purchaser is a municipality, public board or commission in Canada (check here) __________; OR

(h) the Purchaser is any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government (check here) __________; OR

(i) the Purchaser is a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority (check here) __________; OR

(j) the Purchaser is a registered charity under the Income Tax Act (Canada) (check here) __________; OR

(k) the Purchaser is a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets reflected in its most recently prepared financial statements in excess of CDN$5,000,000 (check here) __________; OR

(l) the Purchaser is a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are "accredited investors" (check here) __________; OR

(m) the Purchaser is a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt (check here) __________; OR

(n) the Purchaser is an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs 4(a) through (e) and paragraph 4(i) hereof in form and function (check here) __________; OR

(o) the Purchaser is person or Corporation in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors (check here) __________; OR

(p)  the Purchaser is none of the above (check here) __________.

          THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

DATED at _________________________, this _____ day of ________________, 2004.


                        Signed: _________________________
                        Name:   _________________________
                        For:    _________________________
                        Title:  _________________________

                                  SCHEDULE "C"
                     ONTARIO ACCREDITED INVESTOR CERTIFICATE


TO:               ZIM CORPORATION (THE "CORPORATION")

         In connection with the proposed purchase of securities of the Corporation, the undersigned (the "Purchaser") hereby represents and warrants to the Corporation as follows:

1. This Ontario Accredited Investor Certificate is Schedule "C" to the Subscription Agreement among the Purchaser and the Corporation dated as of the date hereof.

                                         --                       --                         --
2.    The Purchaser is:  an individual: |  |   OR a corporation: |  |    OR a partnership:  |  |
                                         --                       --                         --

      (please check one) OR
                                         --                                --
                         OR a trust:    |  |   OR none of the foregoing:  |  |
                                         --                                --

3.   If the Purchaser is an individual, (please check all that apply):

(a) the Purchaser beneficially owns, either individually or together with a spouse, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, in excess of CDN$1,000,000 (check here) __________; OR

(b) the Purchaser net had income before taxes in each of the two most recent years in excess of CDN$200,000 and has a reasonable expectation of exceeding the same net income level in the current year (check here) __________; OR

(c) the Purchaser, together with the Purchaser's spouse, had income before taxes in each of the two most recent years in excess of CDN$300,000 and has a reasonable expectation of exceeding the same net income level in the current year (check here) __________; OR

(d) the Purchaser is a person registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an "adviser" or "dealer", other than a limited market dealer (check here) __________; OR

(e) the Purchaser is an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or Corporation referred to in paragraph 3(d) or 4(g) hereof, whether or not such individual's registration is still in effect (check here) __________; OR

(f)  the Purchaser is a promoter of the Corporation (check here) __________; OR

(g) the Purchaser is a spouse, parent, grandparent or child of an officer, director or promoter of the Corporation (check here) __________; OR

(h) the Purchaser is a person that is recognized by the Ontario Securities Commission as an accredited investor (check here) __________; OR

(i) the Purchaser is a director, officer, employee or consultant of ZIM or a subsidiary of ZIM (the Corporation and its subsidiaries are referred to as the "ZIM Group"). "Officer" means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, assistant secretary, the treasurer, assistant treasurer or general manager, any individual designated as an officer by the by-laws of the Corporation (or another company within the ZIM Group), or any other individual acting in a similar capacity. "Consultant" means an individual who is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation (or another company within the ZIM Group), under a written contract with the Corporation (or another company within the ZIM Group); OR

(j)  the Purchaser is none of the above (check here) __________.

4.   If the Purchaser is not an individual, (please check all that apply):

(a) the Purchaser is a bank listed in Schedule I or II of the Bank Act (Canada) or an authorized foreign bank listed in Schedule III of that Act (check here) __________; OR

(b) the Purchaser is the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada) (check here) __________; OR

(c) the Purchaser is a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any other jurisdiction (check here) __________; OR

(d) the Purchaser is a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada (check here) __________; OR

(e) the Purchaser is a Corporation licensed to do business as an insurance Corporation in any jurisdiction (check here) __________; OR

(f) the Purchaser is a subsidiary of any Corporation referred to in paragraphs 4(a) to (f) hereof, where the Corporation owns all of the voting shares of the subsidiary (check here) __________; OR

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

(g) the Purchaser is a person or Corporation registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an "adviser" or "dealer", other than a limited market dealer (check here) __________; OR

(h) the Purchaser is a person or Corporation registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer (check here) __________; OR

(i) the Purchaser is the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government (check here) __________; OR

(j) the Purchaser is any Canadian municipality or any Canadian provincial or territorial capital city (check here) __________; OR

(k) the Purchaser is any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof (check here) __________; OR

(q) the Purchaser is a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority (check here) __________; OR

(r) the Purchaser is a registered charity under the Income Tax Act (Canada) (check here) __________; OR

(s) the Purchaser is a promoter of the Corporation or is an affiliated entity of a promoter of the Corporation (check here) __________; OR

(t) the Purchaser is a person or Corporation that, in relation to the issuer, is an affiliated entity or a person or Corporation referred to in clause
     (c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario) (check here) __________; OR

(u) the Purchaser is a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets reflected in its most recently prepared financial statements in excess of CDN$5,000,000 (check here) __________; OR

(v) the Purchaser is a person or Corporation that is recognized by the Ontario Securities Commission as an "accredited investor" (initial here) __________; OR

(w) the Purchaser is a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are "accredited investors" (check here) __________; OR



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

(x) the Purchaser is a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director under the Securities Act (Ontario) (check here) __________; OR

(y)  the Purchaser is a managed account (check here) __________; OR

(z) the Purchaser is an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) (check here) __________; OR

(aa) the Purchaser is an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs 4(a) through (g) or paragraph 4(q) hereof in form and function (check here) __________; OR

(bb) the Purchaser is person or Corporation in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies each of which would otherwise meet any definition of "accredited investor" as contemplated in paragraphs 3(a) through (h) hereof or paragraphs 4(a) through (l) hereof (check here) __________; OR

(cc) the Purchaser is none of the above (check here) __________.

          THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY




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


DATED at _________________________, this _____ day of ________________, 2004.


                        Signed: _________________________
                        Name:   _________________________
                        For:    _________________________
                        Title:  _________________________


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